Exhibit 10.20

FORM OF

FRONTIER COMMUNICATIONS PARENT, INC.

2021 MANAGEMENT INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

This Performance- Stock Unit (“PSU”) Award Agreement (this “Agreement”) is made as of [_______] (the “Grant Date”) between Frontier Communications Parent, Inc. (the “Company”), and [________] (the “Participant”), and is made pursuant to the terms of the Company’s 2021 Management Incentive Plan (the “Plan”).  Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.    Grant of Performance Stock Units.    The Company hereby grants to the Participant, on the terms and conditions hereinafter set forth, an Award consisting of [____] performance stock units, representing the “target” number of performance stock units that can be earned under this Agreement (the “Target Award”).  Subject to Section 2, the Participant’s right to receive all or any portion of the performance stock units (“Performance Stock Units” or “PSUs”) hereunder is contingent upon the Company’s level of achievement of the performance factors (the “Performance Factors”) specified in the performance matrix attached as Exhibit A to this Agreement (the “Performance Matrix”), measured in respect of the “Performance Period” indicated in the Performance Matrix.  Subject to the terms and conditions set forth in this Agreement and the Plan, each PSU represents the right to receive one Share, subject to the terms and conditions set forth in this Agreement (including the Performance Matrix) and the Plan.

Section 2.    Vesting of the PSUs.

(a) Vesting of Award. The PSUs will be eligible to vest in accordance with the terms set forth in the Performance Matrix.

(b) Determination of Earned Award.    No later than March 1st of the calendar year following the end of the Performance Period, the Committee shall determine whether and to what extent the PSUs have been earned for the Performance Period (the actual date of such Committee determination, the “Determination Date”).  The number of PSUs  determined to be earned in accordance with the Performance Matrix shall vest and become non-forfeitable on the Determination Date, subject to the Participant’s continuous employment with the Company and its Affiliates (“Service”) from the Grant Date through the Determination Date.  On the Determination Date, any PSUs under this Agreement which do not vest in accordance with the immediately preceding sentence shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.

(c) Termination of Service without Cause or for Good Reason or upon Death or total and permanent Disability under our LTD plan (other than During the 24-Month Period Immediately Following a Change in Control).        Notwithstanding anything in this Section 2 to the contrary, upon the occurrence of a termination of the Participant’s Service prior to the Determination Date by reason of the Company’s termination of Service without Cause or by the Participant for Good Reason,  or as a result of the Participant’s death or Disability (in each case, other than during the 24-month period immediately following a Change in Control (the “CIC Period”)), the Participant will remain eligible to earn and vest in a pro-rata portion of the “Earned PSUs” (as defined in the

Performance Matrix), based on actual performance, and pro-rated by multiplying the total number of Earned PSUs by a fraction, the numerator of which is the number of full months that the Participant provided continuous Service since January 1, 2021, and the denominator of which is the total number of months (36) in the Performance Period.

(d) Other Terminations of Service.  Upon the occurrence of a termination of Participant’s Service prior to the Determination Date for any reason other than as provided in this Section 2, all unvested PSUs shall be forfeited and cancelled and the Participant shall not be entitled to any compensation or other amount with respect thereto.

(e) Change in Control.  Upon the occurrence of a Change in Control, (i) if the PSUs  are not continued, assumed, replaced, converted or substituted in accordance with Section 12(a) of the Plan, then the PSUs shall accelerate vesting based on the greater of (i) target level achievement, or (ii) actual level of achievement tested at the time of the Change in Control, or (ii) if the PSUs are continued, assumed, replaced, converted or substituted in accordance with Section 12(a) of the Plan, then (A) the Participant’s unvested PSUs will be converted into a time-based award eligible to vest on the last day of the original Performance Period (with the number of PSUs to be determined based the greater of (i) target level achievement, or (ii) actual level of achievement tested at the time of the Change in Control,  subject to continued Service with the Company or a successor through such date, to be settled within 60 days following the last day of the Performance Period, notwithstanding Section 3.  If during the CIC Period, the Participant’s Service is terminated by the Company without Cause, due to a resignation by the Participant for Good Reason or as a result of the Participant’s death or Disability, then any unvested portion of any assumed, replaced, converted or substituted PSUs will become fully vested and will be settled within 60 days following the termination date.

For purposes of this Agreement, “Disability” shall have the meaning set forth in the Company’s Long-Term Disability program for non-union employees.

Section 3.    Settlement of Earned PSUs.  Any Earned PSUs pursuant to Section 2(a) or (b) shall be settled as soon as reasonably practicable following the Determination Date (but in no event later than March 15th of the calendar year following the last day of the Performance Period).

Section 4.    Restrictions on Transfer.    No  PSUs  (nor any interest therein) may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.

Section 5.    Investment Representation.    The Participant is acquiring the PSUs for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”).  No Shares shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has

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received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws.  The Participant understands and agrees that none of the PSUs may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this Agreement and the Securities Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws.  Notwithstanding anything herein to the contrary, the Company shall have no obligation to deliver any Shares hereunder or make any other distribution of benefits hereunder unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Securities Act), and the applicable requirements of any securities exchange or similar entity.

Section 6.  Adjustments.  The PSUs granted hereunder shall be subject to adjustment as provided in Section 4(b) of the Plan.

Section 7.    No Right of Continued Service.    Nothing in the Plan or this Agreement shall confer upon the Participant any right to continued service with the Company or any Affiliate.

Section  8.    Limitation of Rights; Dividend Equivalents.    The Participant shall not have any privileges of a stockholder of the Company with respect to any PSUs, including without limitation any right to vote any Shares underlying such PSUs or to receive dividends or other distributions in respect thereof, unless and until Shares underlying the PSUs are delivered to the Participant in accordance with Section 3 hereof.  Notwithstanding the foregoing, if the Company declares any dividend with respect to the Shares, the record date of which occurs while the PSUs are outstanding (i.e., have not been settled), the Participant shall be credited a dividend equivalent in an amount and form equal to the dividend that would have been paid on the Shares underlying such outstanding PSUs had such shares been outstanding on such record date.  Any such dividend equivalents shall be subject to the same vesting, settlement and forfeiture conditions applicable to the underlying PSU with respect to which they relate, and shall vest and be settled only when and if the underlying PSU vests and is settled, and will be forfeited if the underlying PSU is forfeited.

Section 9.    Construction.    The PSUs granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan.  The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the PSUs hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference.  In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.  The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

Section 10.    Governing Law.    This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 11.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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Section 12.    Binding Effect.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 13.    Section 409A.    The PSUs are intended to comply with, or be exempt from, Section 409A of the Code and shall be construed and administered in accordance with Section 409A of the Code.  Notwithstanding Section 2(e), if a Change in Control constitutes a payment event with respect to any portion of the PSUs and such PSUs are determined to be subject to Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event shall only constitute a Change in Control for purposes of the payment timing of such PSUs if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) (a “CIC Event”), and such PSUs will be settled upon the earlier to occur of the regularly-scheduled settlement date, the Participant’s death or a CIC Event.  The PSUs granted hereunder shall be subject to the provisions of Section 14 of the Plan.

Section 14.    Entire Agreement.    This Agreement, the Plan and the Employment Agreement between the Company and the Participant constitute the entire agreement between the parties with respect to the subject matter hereof and thereof.

Section 15.    Clawback.    The PSUs will be subject to any clawback or recoupment policy adopted by the Board or the Committee from time to time, including the Company’s Clawback Policy adopted by the Committee on May 6, 2021, as well as any clawback or recoupment policy that the Committee is required to adopt under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange on which the Shares may be listed.  The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.”

Section  16.Tax Withholding.  The PSUs shall be subject to tax and/or other withholding in accordance with Section 13(e) of the Plan; provided, that the Participant may satisfy any withholding obligation associated with the PSUs by having the Company withhold from the number of Shares otherwise deliverable to the Participant with respect to the PSUs a number of Shares with a Fair Market Value equal to such withholding liability, as determined by the Company.

Section  17.Fractional Shares.  No fractional shares shall be delivered under this Agreement and any fractional shares shall be rounded down to the nearest whole share.

(SIGNATURES ON FOLLOWING PAGE)

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Exhibit 10.20

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

Frontier Communications Parent, Inc

By:
Name:
Title:

.

PARTICIPANT

Participant’s Signature Date
Name:

EXHIBIT A

Performance Matrix

The “target” number of PSUs eligible to be earned and become vested under this Agreement in accordance with this Performance Matrix is [##] (the “Target Award”).  However, the Participant is eligible to earn between 0%-300% of the Target Award based on the Company’s level of achievement of the Performance Factors described below.    In no event will the Participant be eligible to earn more than 300% of the Target Award (the “Stretch Maximum PSUs”).

The “Performance Period” shall be January 1, 2021 - December 31, 2023.

The “Performance Factors” shall be Adjusted Fiber EBITDA, Fiber Locations Constructed and Expansion Fiber Penetration, each weighted at 33.3%

The PSUs  shall be eligible to vest as follows, subject to the Participant’s continuous Service through the Determination Date:

The Payout Percentage applicable to 33.3% of the Target Award will be determined based on achievement of Adjusted Fiber EBITDA, to be measured based on the cumulative total of performance achieved in respect of each of the applicable performance years measured against the cumulative target levels for such performance years:

Adjusted Fiber EBITDA	Payout Percentage (as a % of the portion of the Target Award attributable to Adjusted Fiber EBITDA)
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	200%
Stretch Maximum	300%

The Payout Percentage applicable to 33.3% of the Target Award will be determined based on achievement of Fiber Locations Constructed, to be measured based on the cumulative total of performance achieved in respect of each of the applicable performance years measured against the cumulative target levels for such performance years:

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Fiber Locations Constructed	Payout Percentage (as a % of the portion of the Target Award attributable to Fiber Locations Constructed)
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	200%
Stretch Maximum	300%

The Payout Percentage applicable to 33.3% of the Target Award will be determined based on achievement of Expansion Fiber Penetration, to be measured based on the cumulative total of performance achieved in respect of each of the applicable performance years measured against the cumulative target levels for such performance years:

Expansion Fiber Penetration	Payout Percentage (as a % of the portion of the Target Award attributable to Expansion Fiber Penetration)
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	200%
Stretch Maximum	300%

•

the Payout Percentage attributable to any Performance Factor in respect of a performance period will be 0% if achievement falls below the “threshold” level of achievement established for such Performance Factor in respect of such performance period.

•

In each case, straight-line interpolation shall be used to determine the Payout Percentage applicable to each portion of the Target Award in the event that achievement for the Performance Period falls between the applicable threshold, target, maximum and stretch maximum levels shown above.

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•	The total number of PSUs earned as a result of the Performance Factors (determined by the total Payout Percentage in accordance with the tables above) are referred to herein as the “Base PSUs”.

Modifier Based on TSR (the “TSR Modifier”).  Following the end of the Performance Period, but prior to the Determination Date, the Company will measure its total shareholder return (“TSR”) relative to the other entities in the TSR Index (as defined below), as measured from April 30, 2021 through the last day of the Performance Period, in order to determine whether a performance modifier equal to +/- 20% will be applied to the number of Base PSUs.  The PSUs that are determined to have been earned after applying the TSR Modifier to the Base PSUs are referred to herein as the “Earned PSUs”.

If, at the end of the Performance Period, the Company’s Percentile (as defined below) is equal to or greater than 90%, then an additional number of PSUs (determined as a percentage of the Base PSUs) shall remain eligible to vest on the Determination Date, with such additional number of PSUs to be calculated by multiplying (i) the number of Base PSUs by (ii) 1.20;

If, at the end of the Performance Period, the Company’s Percentile is equal to 75%, then an additional number of PSUs (determined as a percentage of the Base PSUs) shall remain eligible to vest on the Determination Date, with such additional number of PSUs to be calculated by multiplying (i) the number of Base PSUs by (ii) 1.10;

If, at the end of the Performance Period, the Company’s Percentile is equal to 50%, then an additional number of PSUs (determined as a percentage of the Base PSUs) shall remain eligible to vest on the Determination Date, with such additional number of PSUs to be calculated by multiplying (i) the number of Base PSUs by (ii) 1.00;

provided, that in no event shall more than the Stretch Maximum PSUs vest under this Agreement in any circumstance, and, provided, further that if the Company’s absolute TSR is negative for the Performance Period, then in no event shall the TSR Modifier be greater than 1.00.

If the Company’s Percentile falls between the percentages described above (e.g., between 25% and 50%, 50% and 75% and 75% and 90%), then the TSR Modifier will be determined based on linear interpolation.

If at the end of the Performance Period, the Company’s Percentile is at or below 25%, then the number of Base Units that are eligible to vest on the Determination Date shall be reduced to a number of PSUs to be calculated by multiplying (i) the number of Base PSUs  by (ii) 0.80.

Determination of TSR: TSR for the Company and each other entity in the TSR Index shall be determined in accordance with the following formula:  TSR shall be equal to (a) divided by (b), expressed as a percentage, where:

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(a)     is equal to the sum of (i) and (ii), where (i) is the difference determined by the Ending Price minus the Starting Price (each as defined below); and (ii) is the sum of all dividends paid on common stock during the Performance Period, provided that all dividends are treated as reinvested in the Company’s common stock on the ex-dividend date; and

(b)    is equal to the Starting Price.

For purposes of determining TSR:

“Starting Price” means, with respect to the Company, $25.61 and, for each other entity in the TSR Index, means the volume-weighted average closing price of one share of the applicable company’s common stock on the applicable stock exchange during the 20-trading days immediately following and including April 30, 2021.

“Ending Price” means the volume-weighted average closing price of one share of the applicable company’s common stock on the applicable stock exchange during the 20-trading days immediately preceding and including the last day of the Performance Period.    If applicable in connection with a Change in Control of the Company, for purposes of calculating the Ending Price for the Company, the last day of the Performance Period will be a trading day within 5 days prior to the date of the Change in Control, with such date to be determined by the Committee.

The Company’s “Percentile” shall be equal to the absolute value of the difference obtained by 100% minus the quotient of (A) the Rank (as defined below), divided by (B) the total number of entities in the TSR Index (including the Company, but after removal of any entities in accordance with calculation of the Rank), expressed as a percentage.

The Company’s “Rank” shall be determined by the Company’s position within the ranking of each entity in the TSR Index (as defined below, which includes the Company) in descending order based on their respective TSRs (with the highest TSR having a Rank of one). For purposes of developing the ordering provided in the immediately-preceding sentence, (A) any entity that filed for bankruptcy protection under the United States Bankruptcy Code during the Performance Period shall be assigned the lowest order of any entity in the TSR Index, and (B) any entity that is acquired during the Performance Period, or otherwise no longer listed on a national securities exchange at the end of the Performance Period (other than the Company), shall be removed from the TSR Index and shall be excluded for purposes of ordering the entities in the TSR Index (and for purposes of calculating the Company’s Percentile).

In addition to the Company, the “TSR Index” shall be comprised of the S&P 400 Mid Cap Index as in effect on April 30, 2021, subject to adjustment at the end of the Performance Period as set forth above.

The Compensation Committee shall have the authority to make appropriate adjustments to the calculations and determinations set forth in this Performance Matrix as it deems appropriate.

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